Exhibit 99.1

Faraday Future Promotes Mr. Yueting Jia to Section 16 Officer

Position and Executive Officer, Reporting to the Board of

Directors

●	The Board of Directors at Faraday Future has appointed Mr. Yueting Jia (YT) as a Section 16 officer and an executive officer. Mr. Jia will report to the FF Board of Directors along with Mr. Xuefeng Chen (XF).

●	Mr. Jia will oversee all aspects of the Company’s Product and Mobility Ecosystem, I.A.I (Internet, Autonomous Driving, and Intelligence) and Advanced R&D technology departments.

●	The Company’s User Ecosystem, Capital Markets, Human Resources and Administration, Corporate Strategy, and FF China departments will also report to both Mr. Jia and Mr. Chen. The Company’s remaining departments including Finance will continue to report to Mr. Chen with a single reporting line

Los Angeles (March 1st , 2023) - Faraday Future Intelligent Electric Inc. (NASDAQ: FFIE) (“Faraday Future,” “FF,” or “Company”), a California-based global shared intelligent electric mobility ecosystem company, today announced that after an assessment by the Board of Directors (the “Board”) of FF regarding the Company’s management organizational structure, the Board has approved that Mr. Jia will now report directly to the Board (alongside the Global CEO, Mr. Chen). Based on the changes to his responsibilities within the Company, the Board determined that Mr. Jia is an “officer” of the Company within the meaning of Section 16 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and an “executive officer” of the Company under Rule 3b-7 under the Exchange Act.

Moving forward, both Mr. Jia and Mr. Chen will report to the Board directly. The Board also approved the Company’s Product and Mobility Ecosystem, I.A.I, and Advanced R&D Technology departments will directly report into Mr. Jia, and the Company’s User Ecosystem, Capital Markets, Human Resources and Administration, Corporate Strategy, and FF China departments will report to both Mr. Jia and Mr. Chen, subject to processes and controls to be determined by the Board after consultation with the Company’s management. The Company’s remaining departments including Finance will continue to report to Mr. Chen with a single reporting line.

The Board has agreed to promote Mr. Jia, the Company’s founder and CPUO to the position of Section 16 officer and executive officer considering the significant, unique, and indispensable long-term value of Mr. Jia to the Company’s product and technology innovation, I.A.I, advanced technology, product and technology power and future development, and his significant contributions to the Company’s recent financing and the approval of proposals such as increasing authorized shares at the recent special stockholders meeting, among other things. The decision was made after careful consideration.

“The decision to restore founder and Chief Product and User Ecosystem Officer Mr. Jia’s Section 16 officer and executive officer status was a very appropriate decision made after careful consideration by the Board,” said Adam He, Chairman of the Board. “With YT Jia in charge of Product and the Mobile Ecosystem, I.A.I, and Advanced Technology R&D departments, Mr. Chen can now focus on the manufacturing side of the business, especially as the FF 91 Futurist is about to enter the key stage of start of production (SOP). We believe that the strong collaboration between both Mr. Jia and Mr. Chen will allow outstanding contributions to FF’s long-term success in their respective areas of expertise.”

These last changes represent the completion of the Company’s senior leadership transformation, which started with the successful transformation in the Company’s governance structure with our major shareholder, FF Top LLC, and continued with the addition of valuable new board members. Together, these changes lay the foundation for the timely and high-quality SOP and delivery of the FF 91 Futurist, as well as the achievement of the Company's medium and long-term strategic goals. Specifically, the Board’s appointment of Mr. Jia to executive officer status signifies FF’s strong commitment to keep the Company’s momentum on track.

FF is targeting a SOP date for its flagship FF 91 Futurist of March 30, 2023, at the Company’s Hanford, California manufacturing facility, “FF ieFactory California”, with the first vehicles coming off the assembly line in early April, and customer deliveries occurring before the end of April, in each case assuming timely receipt of funds from the Company’s investors.

FF is completing its testing and validation of the FF 91 Futurist through the Product and Technology Generation 2.0 program (PT Gen 2.0) during the past over one year. The generational upgrade from PT Gen 1.0 to PT Gen 2.0 consists of significant upgrades of systems and core components in both the vehicle and the I.A.I area–the advanced core, which stands for Internet, Autonomous Driving, and Intelligence. PT Gen 2.0 was achieved through upgrades of 26 major systems and components, with 13 key upgrades throughout powertrain, battery, charging, chassis, interior from EV areas, and 13 key upgrades in computing, sensing, communication, user interaction, and performance of the FF 91 Futurist.

Competing with Ferrari, Maybach, Rolls Royce, and Bentley as the only next-gen Ultimate Intelligent TechLuxury EV product, the FF 91 Futurist offers a unique and intelligent EV experience with extreme technology and an ultimate user experience. The FF 91 Futurist features an industry-leading 1,050 horsepower, an EPA-certified range of 381 miles, 0-60 mph in 2.27 seconds, a unique rear intelligent Internet system, and a revolutionary user experience designed to create a mobile, connected, intelligent, and luxurious third Internet living space.

Users can preorder an FF 91 Futurist via the FF Intelligent App or through our website (English): https://www.ff.com/us/preorder/ or (Chinese): https://www.ff.com/cn/preorder/

Download the new FF Intelligent App (English): https://apps.apple.com/us/app/id1454187098 or https://play.google.com/store/apps/details?id=com.faradayfuture.online, (Chinese): http://appdownload.ff.com

ABOUT FARADAY FUTURE

Faraday Future is a class-defining luxury electric vehicle company. The Company has pioneered numerous innovations relating to its products, technology, business model, and user ecosystem since inception in 2014. Faraday Future aims to perpetually improve the way people move by creating a forward-thinking mobility ecosystem that integrates clean energy, AI, the Internet, and new usership models. Faraday Future’s first flagship product is the FF 91 Futurist.

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NO OFFER OR SOLICITATION

This communication shall neither constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any jurisdiction in which the offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such jurisdiction.

FORWARD LOOKING STATEMENTS

This press release includes “forward looking statements” within the meaning of the safe harbor provisions of the United States Private Securities Litigation Reform Act of 1995. When used in this press release, the words “estimates,” “projected,” “expects,” “anticipates,” “forecasts,” “plans,” “intends,” “believes,” “seeks,” “may,” “will,” “should,” “future,” “propose” and variations of these words or similar expressions (or the negative versions of such words or expressions) are intended to identify forward-looking statements. These forward-looking statements, which include, among other things, statements regarding the anticipated start of production (SOP) and delivery timing for our FF 91 Futurist vehicle, additional funding and timing for receipt thereof, are not guarantees of future performance, conditions or results, and involve a number of known and unknown risks, uncertainties, assumptions and other important factors, many of which are outside the Company’s control, that could cause actual results or outcomes to differ materially from those discussed in the forward-looking statements. Important factors, among others, that may affect actual results or outcomes include whether the Amended Shareholder Agreement between the Company and FF Top, dated as of January 13, 2023, complies with the listing requirements of The Nasdaq Stock Market LLC, the market performance of the shares of the Company’s common stock; the Company’s ability to regain compliance with, and thereafter continue to comply with, the Nasdaq listing requirements; the Company’s ability to satisfy the conditions precedent and close on the various financings previously disclosed by the Company and any future financings, the failure of any of which could result in the Company seeking protection under the Bankruptcy Code; the Company’s ability to amend its certificate of incorporation to permit sufficient authorized shares to be issued in connection with the Company’s existing and contemplated financings; whether the Company and the City of Huanggang could agree on definitive documents to effectuate the non-binding Cooperation Framework Agreement; the Company’s ability to remain in compliance with its public filing requirements under the Securities Exchange Act of 1934, as amended; the outcome of the SEC investigation relating to the matters that were the subject of the Special Committee investigation and other litigation involving the Company; the Company’s ability to execute on its plans to develop and market its vehicles and the timing of these development programs; the Company’s estimates of the size of the markets for its vehicles and cost to bring those vehicles to market; the rate and degree of market acceptance of the Company’s vehicles; the success of other competing manufacturers; the performance and security of the Company’s vehicles; potential litigation involving the Company; the result of future financing efforts and general economic and market conditions impacting demand for the Company’s products; recent cost, headcount and salary reduction actions may not be sufficient or may not achieve their expected results; and the ability of the Company to attract and retain directors and employees. The foregoing list of factors is not exhaustive. You should carefully consider the foregoing factors and the other risks and uncertainties described in the “Risk Factors” section of the Company’s registration statement on Form S-1 filed on February 13, 2023, and other documents filed by the Company from time to time with the SEC. These filings identify and address other important risks and uncertainties that could cause actual events and results to differ materially from those contained in the forward-looking statements. Forward-looking statements speak only as of the date they are made. Readers are cautioned not to put undue reliance on forward-looking statements, and the Company does not undertake any obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

Investors (English): ir@faradayfuture.com

Investors (Chinese): cn-ir@faradayfuture.com

Media: john.schilling@ff.com

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